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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                   MAY 1, 1999
                Date of Report (Date of earliest event reported)


                    SOURCE ONE MORTGAGE SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                        1-12898                 38-2011419
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         file number)         Identification No.)


              P.O. BOX 2005, FARMINGTON HILLS, MICHIGAN 48333-2005
                    (Address of principal executive offices)


                                 (248) 488-8639
              (Registrant's telephone number, including area code)


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ITEM 2.         DISPOSITION OF ASSETS.

On March 23, 1999, the Registrant entered into a definitive agreement to sell a substantial amount of its mortgage banking assets and certain mortgage banking liabilities to Citicorp Mortgage, Inc. ("Citicorp"). On May 1, 1999, the Registrant closed its sale of mortgage banking assets and liabilities to Citicorp and received net proceeds of $117.8 million (which is net of the Registrant's public indebtedness assumed by Citicorp and the Registrant's credit agreement borrowings which were required to be repaid at closing). The net proceeds received were based on estimated net mortgage asset values which is likely to result in the Registrant receiving a future payment from Citicorp upon actual determination of such values. The Registrant will continue to own its sizable investments in Financial Security Assurance Holdings Ltd.

Significant mortgage banking assets and liabilities that were not part of the Citicorp sale principally include the Registrant's investments in financial instruments (which were liquidated during the 1999 first quarter), pool loan purchases (which are expected to be substantially liquidated during the 1999 second quarter), $44.0 million of its 8.42% Cumulative Preferred Stock, Series A (the "Preferred Stock") outstanding (which has been formally called for redemption on June 3, 1999) and certain other long-term liabilities. The Registrant expects to record an after tax gain of approximately $15.0 million (which is net of estimated future liabilities) during the 1999 second quarter pursuant to the disposal of all its mortgage banking net assets, however, the actual amount of such gain could be significantly more or less than $15.0 million due to the use of estimated values at the Citicorp closing and the use of estimated values in determining the Registrant's remaining long-term liabilities.

As a result of the Registrant's sale of mortgage banking assets and liabilities to Citicorp, the related assumption by Citicorp of all its publicly traded debt securities outstanding and its scheduled redemption of the Preferred Stock, the Registrant expects to file a Form 15 "Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934" on or about June 3, 1999. Additionally, all Current Reports on Form 8-K formerly filed by the Registrant in connection with mortgage loan collections and distributions to holders of various mortgage-backed securities have become the obligation of Citicorp as of May 1, 1999.

The Asset Purchase Agreement and the related Transition Services Agreement, each dated March 23, 1999, associated with the sale of the Registrant's assets and liabilities to Citicorp were filed pursuant to the Registrant's 1998 Annual Report on Form 10-K dated March 29, 1999 as exhibits 10 (ff) and 10 (gg), respectively.



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ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information. The pro forma financial information required by part (b) of Item 7 relating to the sale of a significant amount of the Registrant's assets to Citicorp is not currently available. The Registrant will provide the requisite financial information in an amendment to this report within the next sixty days provided that the Registrant continues to be subject to the Securities Exchange Act of 1934 at that time such information is required to be filed.

(c)  Exhibits. The following exhibits are filed herewith:



     Exhibit No.                      Description

         2.1 Asset Purchase Agreement dated March 25, 1999 between the Registrant, Fund American Enterprises Holdings, Inc. and Citicorp. (*)

         99.1 Transition Services Agreement dated March 25, 1999 between the Registrant and Citicorp. (**)

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(*)      previously filed as Exhibit 10(ff) to the Registrant's 1998 Annual
         Report on Form 10-K dated March 29, 1999.

(**) previously filed as Exhibit 10(gg) to the Registrant's 1998 Annual Report on Form 10-K dated March 29, 1999.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    SOURCE ONE MORTGAGE SERVICES CORPORATION



Dated:  May 12, 1999                By: /s/ Michael C. Allemang
                                       -----------------------------------------
                                          Michael C. Allemang
                                          Executive Vice President,
                                          Chief Financial Officer and Director